The Board of Directors
Tidel Technologies, Inc.:


We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading "Experts" in the prospectus.


/s/ KPMG LLP
KPMG LLP
Houston, Texas
October 6, 2000